As filed with the Securities and Exchange Commission on March 24, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RENOVACOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	83-3169838
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

P.O. Box 8142

Greenwich, Connecticut 06836

(610) 424-2650

(Address, including zip code, of Principal Executive Offices)

RENOVACOR, INC. 2021 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Copies to:
Magdalene Cook, M.D. President and Chief Executive Officer Renovacor, Inc. P.O. Box 8142 Greenwich, Connecticut 06836 (610) 424-2650	Rachael M. Bushey, Esq. Troutman Pepper Hamilton Sanders LLP 3000 Two Logan Square Eighteenth and Arch Streets Philadelphia, PA 19103 (215) 981-4331
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

This Registration Statement is being filed for the purpose of registering an additional 779,396 shares of Common Stock of Renovacor, Inc. (the “Registrant”) that were added to the shares authorized for issuance under the Renovacor, Inc. 2021 Omnibus Incentive Plan (the “2021 Plan”) for which a Registration Statement on Form S-8 relating to the same employee benefit plan is effective.

The Registrant previously filed a Registration Statement on Form S-8 (File No. 333-261054) with the Securities and Exchange Commission (the “Commission”) to register 2,229,407 shares of common stock, par value $0.0001 per share (“Common Stock”) that were authorized for issuance under the 2021 Plan. Upon the effectiveness of this Registration Statement, an aggregate of 3,008,803 shares of Common Stock will be registered for issuance from time to time under the 2021 Plan. Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 (File No. 333-261054) filed with the Commission on November 12, 2021 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Form S-8 instructions. The documents containing the information specified in Part I will be delivered to the participants in the 2021 Plan as required by Rule 428(b)(1) under the Securities Act of 1933 (the “Securities Act”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement as of their respective dates:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (as filed with the Commission on March 24, 2022);

(b)	The Registrant’s Current Report on Form 8-K filed on March 2, 2022; and

(c)

The description of the Registrant’s common stock contained in Exhibit 4.5 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (as filed with the Commission on March 24, 2022), including any amendment or report filed for the purpose of further updating such description.

All reports and other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than information furnished under Item 2.02 or 7.01 of Form 8-K and exhibits furnished on such form that relate to such items unless such form expressly provides to the contrary) after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description

4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, as filed with the SEC on September 9, 2021).

4.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, as filed with the SEC on September 9, 2021).

4.3	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, as filed with the SEC on September 9, 2021).

5.1*	Opinion of Troutman Pepper Hamilton Sanders LLP.

23.1*	Consent of Ernst & Young LLP.

23.2	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included in signature page to this Registration Statement).

99.1	Renovacor, Inc. 2021 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on September 9, 2021).

99.2	Form of Option Award Agreement (incorporated herein by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on September 9, 2021).

99.3	Form of Earnout Restricted Stock Award Under the 2021 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.11 to the Company’s Annual Report on Form 10-K filed on March 24, 2022).

99.4	Form of Restricted Stock Award Under the 2021 Omnibus Incentive Plan (incorporated herein by reference to Exhibit 10.12 to the Company’s Annual Report on Form 10-K filed on March 24, 2022).

107*	Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut on March 24, 2022.

RENOVACOR, INC.

By:	/s/ Magdalene Cook, M.D.
Magdalene Cook, M.D.
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Magdalene Cook, M.D. and Wendy DiCicco, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Magdalene Cook, M.D. Magdalene Cook, M.D.	Chief Executive Officer, President and Chairperson of the Board (Principal Executive Officer)	March 24, 2022

/s/ Wendy DiCicco Wendy DiCicco	Interim Chief Financial Officer (Principal Financial and Accounting Officer)	March 24, 2022

/s/ Gbola Amusa, M.D. Gbola Amusa, M.D.	Director	March 24, 2022

/s/ Edward J. Benz, Jr., M.D. Edward J. Benz, Jr., M.D.	Director	March 24, 2022

/s/ Gregory F. Covino Gregory F. Covino	Director	March 24, 2022

/s/ Jonas Grossman Jonas Grossman	Director	March 24, 2022

/s/ Joan Lau, Ph.D. Joan Lau, Ph.D.	Director	March 24, 2022

/s/ Thomas Needham	Director	March 24, 2022
Thomas Needham